UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF

THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2025

REST EZ, INC.

(Exact name of registrant as specified in its Charter)

Wyoming	333-256498	82-4268982
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8928 South Black Pine Street
West Jordan Utah 84088
Tel.: (801) 300-2542

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Registered Agent Inc.
30 N Gould ST Ste R
Sheridan WY 82801
Tel.: 307-217-4045

(Name, Address and Telephone Number of Agent for Service)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.1 Other Events

The Board of Directors of REST EZ INC held a meeting on 06/01/2025 and Brandon Sosa with notarized board minutes, being the majority shareholder of REST EZ INC, unanimously approved Dylan Carson to the Board of Directors.

The Board of Directors of REST EZ INC held a meeting on 06/10/2025 and Brandon Sosa with notarized board minutes, being the majority shareholder of REST EZ INC, unanimously approved Dylan Carson to the Chairman of the Board of Directors REST EZ INC.

The Board of Directors of REST EZ INC held a meeting on 06/15/2025 and Brandon Sosa with notarized board minutes, being the majority shareholder of REST EZ INC, unanimously approved Dylan Carson as the CEO of REST EZ INC.

The Board of Directors of REST EZ INC held a meeting on 06/15/2025 and Brandon Sosa with notarized board minutes, being the majority shareholder of REST EZ INC, and unanimously approved Dylan Carson to be issued FIFTEEN MILLION SHARES of REST EZ INC.

The Board of Directors of REST EZ INC held a meeting on 06/15/2025 and Brandon Sosa with notarized board minutes, being the majority shareholder of REST EZ INC, unanimously approved the termination Colonial Stock Transfer as the Transfer Agent of REST EZ INC. Dylan Carson being the new CEO has appointed V-Stock Transfer as the new Transfer Agent of Rest EZ Inc. effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; therefore, duly authorized, on this 26th day of July 2025.

BY:	/s/ Dylan Carson
Dylan Carson Chief Executive Officer

2